UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	The Company’s Annual Meeting of Shareholders was held on January 8, 2014.

(b)
The following matters were submitted to a vote of security holders at the 2014 Annual Meeting. In accordance with the Company’s Restated Certificate of Incorporation, on matters relating to the election of directors the holders of Class A shares and the holders of Class B shares each vote as a separate class. Each Class A share is entitled to one-tenth vote per share and each Class B share is entitled to one vote per share. The final results reported below reflect such vote.

(c)	The nominees to the Board of Directors were elected based on the following votes:

Nominee	For	Authority Withheld	Broker Non-Votes
Class A Kraig H. Kayser (term expiring 2017)	3,589,365	228,126	183,096
Class B John R. Scannell (term expiring 2017)	4,018,542	31,943	174,752

The terms of the following directors continued after the Annual Meeting: Richard A. Aubrecht, Peter J. Gundermann and William G. Gisel Jr (Class B directors with terms expiring in 2015); Brian J. Lipke (Class A director with a term expiring in 2015) and Robert H. Maskrey (Class B director with a term expiring in 2016).

(ii)
The Company’s Class A shareholders and Class B shareholders, voting together as a single class, ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year based on the following votes:

For, 8,021,403; Against, 137,263; Abstain, 67,158.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: January 13, 2014	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller